Exhibit 10.14

FIRM TRANSPORTATION AGREEMENT

(For Use Under Rate Schedules FT-A and FT-GS)

THIS AGREEMENT is made, entered into and effective as of this 12th day of January, 2004, by and between East Tennessee Natural Gas Company, a Tennessee corporation hereinafter referred to as “Transporter,” and Washington Gas Light Company, a District of Columbia and Virginia corporation, hereinafter referred to as “Shipper.” Transporter and Shipper shall be referred to herein individually as “Party” and collectively as “Parties.”

ARTICLE I — DEFINITIONS

The definitions found in Section 1 of Transporter’s General Terms and Conditions are incorporated herein by reference.

ARTICLE II — SCOPE OF AGREEMENT

Transporter agrees to accept and receive daily, on a firm basis, at the Receipt Point(s) listed on Exhibit A attached hereto, from Shipper such quantity of gas as Shipper makes available up to the applicable Maximum Daily Transportation Quantity stated on Exhibit A attached hereto and deliver for Shipper to the Delivery Point(s) listed on Exhibit A attached hereto an Equivalent Quantity of gas. The Rate Schedule applicable to this Agreement shall be stated on Exhibit A.

ARTICLE III — RECEIPT AND DELIVERY PRESSURES

Shipper shall deliver, or cause to be delivered, to Transporter the gas to be transported hereunder at pressures sufficient to deliver such gas into Transporter’s system at the Receipt Point(s). Transporter shall deliver the gas to be transported hereunder to or for the account of Shipper at the pressures existing in Transporter’s system at the Delivery Point(s) unless otherwise specified on Exhibit A.

ARTICLE IV — QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENTS

For all gas received, transported, and delivered hereunder, the Parties agree to the quality specifications and standards for measurement as provided for in Transporter’s General Terms and Conditions. Transporter shall be responsible for the operation of measurement facilities at the Delivery Point(s) and Receipt Point(s). In the event that measurement facilities are not operated by Transporter, the responsibility for operations shall be deemed to be Shipper’s.

ARTICLE V — FACILITIES

The facilities necessary to receive, transport, and deliver gas as described herein are in place and no new facilities are anticipated to be required.

ARTICLE VI — RATES FOR SERVICE

6.1	Rates and Charges — Commencing on the date of implementation of this Agreement under Section 10.1, the compensation to be paid by Shipper to Transporter shall be in accordance with Transporter’s effective Rate Schedule FT-A or FT-GS, as specified on Exhibit A. Where applicable, Shipper shall also pay the Gas Research Institute surcharge and Annual Charge Adjustment surcharge as such rates may change from time to time. Except as provided to the contrary in any written or electronic agreement(s) between Transporter and Shipper in effect during the term of this Agreement, Shipper shall pay Transporter the applicable maximum rate(s) and all other applicable charges and surcharges specified in the Notice of Rates in Transporter’s FERC Gas Tariff and in this Rate Schedule. Transporter and Shipper may agree that a specific discounted rate will apply only to certain volumes under the Agreement. Transporter and Shipper may agree that a specified discounted rate will apply only to specified volumes (MDRO, MDDO, MDTQ, commodity volumes or Authorized Overrun volumes) under the Agreement; that a specified discounted rate will apply only if specified volumes are achieved (with the maximum rates applicable to volumes above the specified volumes or to all volumes if the specified volumes are never achieved); that a specified discounted rate will apply only during specified periods of the year or over a specifically defined period of time; and/or that a specified discounted rate will apply only to specified points, zones, markets or other defined geographical areas. Transporter and Shipper may agree to a discounted rate pursuant to the provisions of this Section 6.1 provided that the discounted rate is between the applicable maximum and minimum rates for this service.

6.2	Changes in Rates and Charges — Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges stated in this Article, (b) the rates and charges applicable to service pursuant to the Rate Schedule under which this service is rendered and (c) any provisions of Transporter’s General Terms and Conditions as they may be revised or replaced from time to time. Without prejudice to Shipper’s right to contest such changes, Shipper agrees to pay the effective rates and charges for service rendered pursuant to this Agreement. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for adjustment of Transporter’s existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.

ARTICLE VII — RESPONSIBILITY DURING TRANSPORTATION

As between the Parties hereto, it is agreed that from the time gas is delivered by Shipper to Transporter at the Receipt Point(s) and prior to delivery of such gas to or for the account of Shipper at the Delivery Point(s), Transporter shall be responsible for such gas and shall have the unqualified right to commingle such gas with other gas in its system and shall have the unqualified right to handle and treat such gas as its own. Prior to receipt of gas at Shipper’s Receipt Point(s) and after delivery of gas at Shipper’s Delivery Point(s), Shipper shall have sole responsibility for such gas.

ARTICLE VIII — BILLINGS AND PAYMENTS

Billings and payments under this Agreement shall be in accordance with Section 16 of Transporter’s General Terms and Conditions as they may be revised or replaced from time to time.

ARTICLE IX — RATE SCHEDULES AND
GENERAL TERMS AND CONDITIONS

This Agreement is subject to the effective provisions of Transporter’s FT-A or FT-GS Rate Schedule, as specified in Exhibit A, or any succeeding rate schedule and Transporter’s General Terms and Conditions on file with the Commission, or other duly constituted authorities having jurisdiction, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the Commission, which Rate Schedule and General Terms and Conditions are incorporated by reference and made a part hereof for all purposes.

ARTICLE X — TERM OF CONTRACT

10.1	This Agreement shall be effective as of the date of execution set forth above, and shall remain in force and effect until 364 days after the date of execution (“Primary Term”); provided, however, that if the Primary Term is one year or more, then the contract shall remain in force and effect and the contract term will automatically roll-over for additional five year increments (“Secondary Term”) unless Shipper, one year prior to the expiration of the Primary Term or a Secondary Term, provides written notice to Transporter of either (1) its intent to terminate the contract upon expiration of the then current term or (2) its desire to exercise its right-of-first-refusal in accord with Section 7.3 of Transporter’s General Terms and Conditions. Provided further, if the Commission or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the Commission or such other governmental body.

10.2	In addition to any other remedy Transporter may have, Transporter shall have the right to terminate this Agreement in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder when that amount is due, provided Transporter shall give Shipper and the Commission thirty days notice prior to any termination of service. Service may continue hereunder if within the thirty day notice period satisfactory assurance of payment is made in accord with Section 16 of Transporter’s General Terms and Conditions.

ARTICLE XI — REGULATION

11.1	This Agreement shall be subject to all applicable governmental statutes, orders, rules, and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter and Shipper. This Agreement shall be void and of no force and effect if any necessary regulatory approval or authorization is not so obtained or continued. All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to obtain or continue such approvals or authorizations.

11.2	Promptly following the execution of this Agreement, the Parties will file, or cause to be filed, and diligently prosecute, any necessary applications or notices with all necessary regulatory bodies for approval of the service provided for herein.

11.3	In the event the Parties are unable to obtain all necessary and satisfactory regulatory approvals for service prior to the expiration of two (2) years from the effective date hereof, then, prior to receipt of such regulatory approvals, either Party may terminate this Agreement by giving the other Party at least thirty (30) days prior written notice, and the respective obligations hereunder, except for the reimbursement of filing fees herein, shall be of no force and effect from and after the effective date of such termination. [This Section 11.3 is not applicable.]

11.4	The transportation service described herein shall be provided subject to the provisions of the Commission’s Regulations shown on Exhibit A hereto.

ARTICLE XII — ASSIGNMENTS

12.1	Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture or other instrument that it has executed or may execute hereafter as security for indebtedness; otherwise, Shipper shall not assign this Agreement or any of its rights and obligations hereunder, except as set forth in Section 17 of Transporter’s General Terms and Conditions.

12.2	Any person or entity that shall succeed by purchase, transfer, merger, or consolidation to the properties, substantially or as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

ARTICLE XIII — WARRANTIES

In addition to the warranties set forth in Section 22 of Transporter’s General Terms and Conditions, Shipper warrants the following:

13.1	Shipper warrants that all upstream and downstream transportation arrangements are in place, or will be in place, as of the requested effective date of service, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit A attached hereto. Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

13.2	Shipper agrees to indemnify and hold Transporter harmless from all suit actions, debts, accounts, damages, costs, losses, and expenses (including reasonable attorney’s fees) arising from or out of breach of any warranty, by the Shipper herein.

13.3	Shipper warrants that it will have title or the right to acquire title to the gas delivered to Transporter under this Agreement.

13.4	Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty; provided, Transporter shall give Shipper and the Commission thirty days notice prior to any termination of service. Service will continue if, within the thirty day notice period, Shipper cures the breach of warranty.

ARTICLE XIV — MISCELLANEOUS

14.1	Except for changes specifically authorized pursuant to this Agreement, no modification of or supplement to the terms and conditions hereof shall be or become effective until Shipper has submitted a request for change via LINK® and Shipper has been notified via LINK® of Transporter’s agreement to such change.

14.2	No waiver by any Party of any one or more defaults by the other in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

14.3	Except when notice is required via LINK®, pursuant to Transporter’s FT-A or FT-GS Rate Schedule, as applicable, or pursuant to Transporter’s General Terms and Conditions, any notice, request, demand, statement or bill provided for in this Agreement or any notice that either Party may desire to give to the other shall be in writing and mailed by registered mail to the post office address of the Party intended to receive the same, as the case may be, to the Party’s address shown on Exhibit A hereto or to such other address as either Party shall designate by formal written notice to the other. Routine communications, including monthly statements and payments, may be mailed by either registered or ordinary mail. Notice shall be deemed given when sent.

14.4	THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH AND CONTROLLED BY THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE THAT REFERS TO THE LAWS OF ANOTHER JURISDICTION.

14.5	The Exhibit(s) attached hereto is/are incorporated herein by reference and made a part of this Agreement for all purposes.

14.6	If any provision of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at Transporter’s option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

14.7	This Agreement supersedes and cancels the Gas Sales and Transportation Agreement(s) between Shipper and Transporter dated N/A and N/A , respectively. [This Section 14.7 is not applicable.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

EAST TENNESSEE NATURAL GAS COMPANY

BY: /s/ D. Patrick Whitty D. Patrick Whitty

TITLE: Vice President

WASHINGTON GAS LIGHT COMPANY

BY: /s/ Terry D. McCallister
TITLE: President & COO

Date: 01/12/04

EXHIBIT A TO THE FIRM
TRANSPORTATION AGREEMENT

DATED January 12th, 2004

Shipper: Washington Gas Light Company

Rate Schedule: FT-A

Maximum Daily Transportation Quantity: 25,000 Dth/d

Proposed Commencement Date: The date of execution set forth in the Firm Transportation Agreement

Termination Date: 364 days after the date of execution

Transportation Service will be provided under Part 284, Subpart G of the Commission’s Regulations.

Primary			Interconnect	Location
Receipt Point(s):			Party	County, State
Name	Meter No.	MDRO

Saltville Storage Co., LLC	59760	25,000		Smyth Co, VA

Primary			Interconnect	Location
Delivery Point(s):			Party	County, State
Name	Meter No.	MDRO

Transco	59204	25,000		Rockingham Co,
NC

Name of entity(s) to deliver gas to Transporter:

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Name of entity(s) to receive gas from Transporter:

*	Transporter shall not be obligated to deliver more cubic feet of gas to any Shipper than the quantity calculated using 1.03 dth per million cubic feet.

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EXHIBIT A TO THE FIRM
TRANSPORTATION AGREEMENT

DATED January 12th, 2004

Notices not made via LINK® shall be made to:

Shipper
Washington Gas Light Company
6801 Industrial Road
Springfield, VA 22151
Attn: Tim S. Sherwood

Invoices
Washington Gas Light Company
6801 Industrial Road
Springfield, VA 22151
Attn: Accounting Department

New Facilities Required:

As described in the Commission’s November 20, 2002 order in Docket Nos. CP01-415-000, et al. (101 FERC ¶ 61,188 (2002))

New Facilities Charge:

Not applicable

(This Exhibit A supersedes and cancels Exhibit A dated       N/A      to the Firm Transportation Agreement dated       N/A      .) [Not Applicable]

EAST TENNESSEE NATURAL GAS COMPANY	(SHIPPER)

BY: /s/ D. Patrick Whitty	BY: /s/ Terry D. McCallister

D. Patrick Whitty
TITLE: Vice President	TITLE: President & COO

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FIRM STORAGE SERVICE AGREEMENT

     THIS AGREEMENT, made and entered into as of this 12th Day of January, 2004, by and between SALTVILLE GAS STORAGE COMPANY L.L.C., a Virginia limited liability company, hereinafter referred to as “SELLER”, and WASHINGTON GAS LIGHT COMPANY, a Virginia corporation, hereinafter referred to as “PURCHASER”.

     WITNESSETH

     WHEREAS, SELLER has undertaken to provide a firm storage service under the Utility Facilities Act of Virginia, in accordance with its Gas Tariff filed with the State Corporation Commission of Virginia (“SCC”), and under its limited jurisdiction certificate of public convenience and necessity issued pursuant to part 284 of the Regulations of the Federal Energy Regulatory Commission (“FERC”); and

     WHEREAS, PURCHASER has requested storage service on a firm basis pursuant to Rate Schedule FSS in compliance with Section 3 of the General Terms and Conditions of SELLER’S SCC Gas Tariff or any successor regulatory Tariff; and

     WHEREAS, SELLER has been directed by FERC to file an application for a certificate of convenience and necessity pursuant to Part 157, Subpart A of the Commission’s regulations and to file proposed initial rates and tariff terms and conditions pursuant to Part 284, Subpart G of the Commission’s regulations, the acceptance of such tariff may supercede SELLER’S SCC Gas Tariff; and

     WHEREAS, SELLER agrees to furnish firm storage service to PURCHASER on the terms and conditions set forth in this Firm Storage Service Agreement (“Agreement”).

     NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

1.1	Subject to the terms and provisions of this Agreement and the SCC Gas Tariff or any successor regulatory tariff with the SCC or with FERC applicable hereto, PURCHASER shall have the right to deliver to SELLER for storage by SELLER an aggregate quantity of Gas up to the “Maximum Storage Quantity”, or “MSQ” specified on Exhibit “A”. SELLER’S obligation to accept Gas at the Primary Receipt Point(s) specified on Exhibit “A” hereto for injections into storage on any Day is limited to the Maximum Daily Injection Quantity (“MDIQ”) specified on Exhibit A hereto.

1.2	Subject to the terms and provisions of this Agreement and the SCC Gas Tariff or any successor regulatory tariff with the SCC or with FERC applicable hereto, PURCHASER shall have the right to cause SELLER to withdraw and redeliver a thermally equivalent quantity of Gas to PURCHASER at the Primary Delivery Point(s) described on Exhibit A hereto. SELLER’S obligation to withdraw Gas from storage on any Day is limited to the Maximum Daily Withdrawal Quantity (“MDWQ”) specified on Exhibit A hereto.

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ARTICLE II

CONDITIONS OF SERVICE

2.1	PURCHASER shall pay SELLER on a monthly basis and in accordance with SELLERS SCC Gas Tariff or any successor regulatory tariff, with the SCC or with FERC

(a)	a Storage Injection Charge of $0.05 per each dth injected,

(b)	a Storage Withdrawal Charge of $0.05 per each dth withdrawn, and

(c)	a Storage Capacity Charge which shall be the monthly fee of

(i)	$3.50/dth divided by (12) twelve months multiplied by the Maximum Storage Quantity for the period October 1 — April 30, which fee shall be payable in seven (7) equal monthly installments during the period October 1 through April 30, and

(ii)	$1.50 divided by (12) twelve months multiplied by the Maximum Storage Quantity for the period October 1 — April 30, which fee shall be payable in five (5) equal monthly installments during the period May 1 through September 30.

2.2	PURCHASER shall ensure that the Gas delivered to SELLER at the Primary Receipt Points for injection meets the minimum quality specifications of SELLER’S SCC Gas Tariff or any successor regulatory tariff with the SCC or with FERC. SELLER shall ensure that Gas delivered to PURCHASER at the Primary Delivery Points meets the minimum quality specifications of East Tennessee Natural Gas Company’s FERC Gas Tariff.

2.3	The measurement of quantities for billing purposes, in MMBtu, delivered to or received from SELLER shall be performed by East Tennessee Natural Gas Company.

2.4	Withdrawals from storage shall be adjusted for fuel on the Patriot Expansion on the East Tennessee Pipeline, as deliveries on the East Tennessee pipeline into the interconnect with the Transco Pipeline shall equal the maximum of 25,000 dth/d.

ARTICLE III

NOTICES

3.1	Notices hereunder shall be given to the respective party at the applicable address, telephone number or facsimile machine number stated below, or such other addresses, telephone numbers or facsimile numbers as the parties shall respectively designate in writing from time to time.

For SELLER:	SALTVILLE GAS STORAGE COMPANY L.L.C.
1096 Ole Berry Drive
Abingdon,VA 24210
(276)676-2380 (phone)
(276) 676-5254 (fax)
ATTN: Marketing

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For PURCHASER:	WASHINGTON GAS LIGHT
6801 Industrial Road
Springfield, VA 22151
(703) 750-4468 (phone)
(703) 750-7692 (fax)
ATTN: Nimmie Hickman

ARTICLE IV

TERM

4.1	Subject to the provisions hereof, this Agreement shall become effective as of January 12th, 2004 and shall be in full force and effect for a primary term through March 31, 2007 (the “Termination Date”) and, thereafter, shall continue and remain in full force and effect for successive terms of one (1) year each hereafter. PURCHASER retains the right of first refusal on each subsequent one year term unless and until cancelled by either party. SELLER must provide written notice to the PURCHASER 195 days prior to the end of the primary term or any yearly extension thereof. PURCHASER must provide written notice to the SELLER 120 days prior to the end of the primary term or any yearly extension thereof.

4.2	PURCHASER has the option to extend the primary term for an additional four (4) years of service provided this option is exercised by PURCHASER’S provision of written notice to SELLER no later than October 1, 2006.

ARTICLE V
MISCELLANEOUS

5.1	SELLER shall have the right to propose, file and make effective with the Virginia State Corporation Commission or other regulatory authority, changes and/or revisions to its FSS Rate Schedule, FSS Rate Statement and/or the General Terms and Conditions of its SCC Gas Tariff for the purpose of changing the provisions thereof effective as to the PURCHASER. The filing of such changes and/or revisions shall be without prejudice to the right of the PURCHASER to contest or oppose the effectiveness of such filing.

5.2	This Agreement constitutes the entire Agreement between the parties and no waiver by SELLER or PURCHASER of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

5.3	The laws of the Commonwealth of Virginia shall govern the validity, construction, interpretation, and effect of this Agreement, without regard to conflicts of laws principles.

5.4	No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties.

5.5	Exhibit A attached to this Agreement constitutes a part of this Agreement and is incorporated herein.

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5.6	All provisions of the General Terms and Conditions of SELLER’S SCC Gas Tariff or successor regulatory tariff with the SCC or with FERC are incorporated herein by reference.

5.7	Any company which succeeds by purchase, merger, or consolidation of title to the properties, substantially as an entirety, of SELLER or PURCHASER, will be entitled to the rights and will be subject to the obligations of its predecessor in title under this Agreement. Otherwise, neither PURCHASER nor SELLER may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.

5.8	In the event that SELLER loses its Hinshaw pipeline status and there are significant and material changes to the rates or terms and conditions of service provided hereunder, as determined by Purchaser in its sole discretion, PURCHASER may terminate this agreement upon 120 days written notice.

5.9	PURCHASER has the right to terminate this Agreement with 90 days written notice if the third party which PURCHASER has negotiated a Swap Agreement for physical delivery terminates the Swap Agreement and Purchaser provides written documentation to SELLER of such termination.

ARTICLE VI

CONFLICTING PROVISIONS

6.1	In the event of any conflicts in the provisions of this Agreement including the provisions of Exhibit A attached to this Agreement and the General Terms and Conditions of the SELLER’S SCC Gas Tariff or any other successor tariff with the SCC or with FERC, then the provisions of this Agreement will govern, provided that those provisions are in accordance with applicable law and that the provisions of this Agreement, at the time of its execution, are consistent with the terms of SELLER’S SCC Gas Tariff.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by the parties’ duly authorized officers.

Attest:	WASHINGTON GAS LIGHT COMPANY
By: /s/ Terry D. McCallister

Its: President & COO

Attest:
SALTVILLE GAS STORAGE COMPANY, LLC
By: /s/ Joseph A. Curia

Its: Vice President, Virginia Gas Pipeline Company, Operating Manager

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EXHIBIT A

To that certain Firm Gas Storage Agreement dated January 12th, 2004 by and between SALTVILLE GAS STORAGE COMPANY L.L.C. and WASHINGTON GAS LIGHT COMPANY.

Primary Point(s) of Receipt and Delivery:

Saltville receipt/delivery point, Smyth County, Virginia. For injections, ETNG Meter Number 759766; for withdrawals, ETNG Meter Number 759777.

October 1 2003 — April 30 2004:

Maximum Daily Injection Quantity, in dth:

10,000 dth per Day

Maximum Daily Withdrawal Quantity, in dth:

25,000 dth per Day plus applicable East Tennessee fuel charges

Maximum Storage Quantity, in dth:

125,000 dth

May 1, 2004 — September 30, 2007: [applicable to consecutive months of May 1 thru September 30]

Maximum Daily Injection Quantity, in dth:

5,000 dth per Day

Maximum Daily Withdrawal Quantity, in dth:

0 dth per Day

Maximum Storage Quantity, in dth:

125,000 dfh

October 1, 2004 — March 31, 2007: [applicable to consecutive months of October 1 thru March 31]

Maximum Daily Injection Quantity, in dth:

10,000 dth per Day

Maximum Daily Withdrawal Quantity, in dth:

25,000 dth per Day plus applicable East Tennessee fuel charges

Maximum Storage Quantity, in dth:

250,000 dth

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